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                                                                                          EXHIBIT 11

                                               FURNITURE BRANDS INTERNATIONAL, INC.

                                  STATEMENT RE COMPUTATION OF NET EARNINGS PER COMMON SHARE
                                  ----------------------------------------------------------

                                                             Three Months   Nine Months    Three and Nine
                                                                    Ended         Ended      Months Ended
                                                             September 30, September 30,     September 30,
   Primary:                                                          1996          1996              1995
                                                             ------------ -------------
   Weighted average common shares outstanding during the
     period................................................   61,405,437     58,413,744       50,112,020

   Common shares issuable on exercise of stock options (1).     1,161,741       992,174          485,603

   Common shares issuable on exercise of warrants..........     1,526,016     1,821,221              -
                                                             ------------ -------------
   Weighted average common and common equivalent shares
    outstanding for primary calculation....................    64,093,194    61,227,139       50,597,623
                                                             ============ =============
   Fully diluted:

   Weighted average common and common equivalent shares
    outstanding for primary calculation....................    64,093,194    61,227,139       50,597,623

   Common shares issuable on exercise of stock options (3).       228,349       397,916          152,764

   Common shares issuable on exercise of warrants (4)......       432,658     1,139,749          653,468
                                                             ------------ -------------
   Weighted average common and common equivalent shares
    outstanding for fully diluted calculation..............    64,754,201    62,764,804       51,403,855
                                                             ============ =============



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                                                                              EXHIBIT 11 (CONTINUED)
                                FURNITURE BRANDS INTERNATIONAL, INC.

                 NOTES TO STATEMENT RE COMPUTATION OF NET EARNINGS PER COMMON SHARE



    (1)   Includes common stock options, the exercise of which would result in dilution of net earnings per common share.  Such common stock options have been considered as exercised and the proceeds therefrom were used to purchase common stock at the average common stock market price, if the average common stock market price was higher than the common stock option exercise price during the period.

    (2)   Includes common stock warrants, the exercise of which would result in dilution of net earnings per common share.  Such common stock warrants have been considered as exercised and the proceeds therefrom were used to purchase common stock at the average common stock market price, if the average common stock market price was higher than the common stock warrant exercise price during the period.

    (3)   Additional common shares issuable resulting from the application of the same principles described in Note (1), except that the proceeds from assumed common stock options exercised were used to purchase common stock at the month end common stock market price, if the month end common stock market price was higher than the average common stock market price during the period.

    (4)   Additional common shares issuable resulting from the application of the same principles described in Note (2), except that the proceeds from assumed common stock warrants exercised were used to purchase common stock at the month end common stock market price, if the month end common stock market price was higher than the average common stock market price during the period.

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